Exhibit 99.1
    NASDAQ: WASH

Contact: Elizabeth B. Eckel
SVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: January 28, 2021
FOR IMMEDIATE RELEASE

Washington Trust Bancorp, Inc. Announces Date for Annual Shareholders Meeting

WESTERLY, R.I., January 28, 2021 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), the bank holding company for The Washington Trust Company, today announced that, due to the continuing pandemic, its 2021 Annual Meeting of Shareholders will be held by live webcast on April 27, 2021 at 11:00 a.m. ET. Shareholders of record as of the close of business on March 2, 2021 are entitled to attend and vote at the Annual Meeting.

ABOUT WASHINGTON TRUST BANCORP, INC.
Washington Trust Bancorp, Inc. (the “Corporation”), the parent of The Washington Trust Company, had $5.7 billion in assets as of December 31, 2020. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast’s premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at ir.washtrust.com.